STOCK PURCHASE AGREEMENT

                  THE STOCK PURCHASE AGREEMENT is made and entered into as of the 15th day of November 1999 by and among NEIL RALLEY, with residence address of 27 Stocker Road, Vernon, New Jersey (the "Seller") and GLOBAL SOURCES LIMITED, INC., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Seller collectively owns 100 percent of the Stock (the "Shares") of E.P. INTERNATIONAL, INC., a New Jersey corporation (the "Company"), which constitute all of the issued and outstanding shares of stock of the Company; and

                  WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the seller, the Shares, upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and Seller hereby agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF SHARES, KEEPWELLS

         Section 1.01 Purchase and Sale of Shares. Subject to the terms and conditions hereof, on the Closing Date (as defined below) the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Shares in exchange fro [200,000 shares o the common stock of Purchaser ("Common Stock")] (the "Purchase Price"). Nothing herein shall require the Purchaser to purchase less than all of the issued and outstanding Shares in the Company.

         Section 1.02 Closing Date. The consummation of the purchase and sale of the Sales hereunder (the "Closing") shall be held at the offices of Graham & James LLP, located at 885 Third Avenue, New York, New York 1002 at 9:00 a.m. (New York time) on November 15, 1999 or at such other time and place as the Seller and the Purchaser may mutually agree (the "Closing Date").

         Section 1.03 No Change Prior to Closing. Seller hereby agrees that during the period between the date hereof and the Closing he will continue to operate the Company and not take any actions that would fall outside of the ordinary course of business.

         Section 1.04 Restrictions on Sale. Notwithstanding any of the other provisions of this Agreement, Seller hereby agrees that he will not sell, assign, transfer or convey any of the shares of Common Stock of the Purchaser in violation of application federal and state securities laws.

Section 1.05 Employment Agreement. On the Closing Date, the Purchaser shall enter into an employment agreement with Seller containing terms and conditions substantially similar to the form of employment agreement annexed as Exhibit A hereto.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Section 2.01 Representations of the Seller. The Seller represents and warrants to the Purchaser that the following is true and correct as of the date hereof and shall be true and correct as of the Closing Date:

            (a) Government and Other Consents. No authorization or approval or other action by, and no notice to or filing with, any government or regulatory authority is required to be obtained or made, and no consent of any third party is required to be obtained by, Seller for the due execution, delivery and performance by the Seller of this Agreement.

            (b) Enforceable  Obligations.  This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            (c) No Litigation. No claims, action, suit, investigation or proceeding of or before any arbitrator o governmental authority is pending or, to the knowledge of Seller, threatened by or against either Seller with respect to the Company, this Agreement or any of the transactions contemplated hereby. No judgment, order, writ, injunction, decree or award issued by any governmental authority is applicable to either Seller which affects any of the Sellers, the Company, this Agreement or any of the transactions contemplated hereby.

            (d) Ownership of the Shares. Seller is the owner of record and beneficially of all of the issued and outstanding shares of the Company. All of the Shares are free and clear of any liens, claims and encumbrances (collectively, "Encumbrances"). Seller has the right to transfer title to the Shares to the Purchaser. There are no commitments, agreements or rights relating to the purchase, sale or other disposition of the Shares (including, without limitation, any subscription agreement, preemptive right or right of first refusal). None of the Shares are subject to any voting trust, voting agreement, or other similar agreement or understanding with respect to the voting or control thereof.

            (e) Disclosure. No representation or warranty made by Seller in this Agreement and no schedule, writing, certificate, exhibit, list or other document furnished by or on behalf of the Seller to the Purchaser in connection with this Agreements contains or will contain any untrue statements of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained therein not misleading.

            (f) Exemption From Securities Laws. The offer, sale and transfer of the Shares contemplated hereby are exempt from the registration requirements of the securities laws

o the United States or any state in the United States and from any securities laws of any other state or country (provided that for purposes of this section, Seller has relied on the representation of the Purchase in Section 3.01(g)).

            (g) Brokers, Finders. Seller has not retained any Person to act on its behalf, nor has any Person contended that such Person was so retained, to assist Seller as a broker, finder or agent in connection with any of the transactions contemplated hereby.

Section 2.02 Representations of the Seller as to the Company. The Seller represents and warrants to the Purchaser that the following are true and correct with respect to the Company as of the date hereof and shall be true and correct as of the Closing Date:

            (a) Organization, Stranding and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and the Company has all necessary corporate power and authority to engage in the business in which it is presently engaged. The Company conducts business in New Jersey and does not do business in any other jurisdiction. Seller has delivered to the Purchaser true, correct and complete copies of the Company's certificate of incorporation, by-laws and any amendments thereto.

            (b) Capital Structure of the Company. The issued and outstanding Shares of the Company consist of 100 shares of common stock, all of which are held by the Seller. All of the Shares are validly issued, fully paid and non-assessable. All of the Shares were issued in compliance with all applicable requirements of law and in compliance with all applicable requirements of law and in compliance with the articles of organization and operating agreement of the Company. There are no outstanding subscriptions for any Shares or units to be issued by the Company.

            (c) No Violation of Statute or Breach of Contract. The Company is not in default under, or in violation of, (a) any material applicable requirement of law, or (b) any material contractual obligation. The Company has not received notice that any Person claims that the Company has committed such a default or violation.

            (d) Government and Other Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority is required to be obtained or made, and no consent of any third party is required to be obtained by the Company in connection with the execution and delivery of this Agreement or with the consummation of the transactions contemplated hereby.

            (e) Effect of Agreement. The execution and delivery of this Agreement by the Seller, performance of the obligations of the Seller hereunder and consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any requirement of law applicable to the Company; (ii) result in the breach of, or be in conflict with, any term, covenant, condition or provision of, any contractual obligation of the Company; or (iii) result in the creation or imposition of any Encumbrance upon any assets of the Company.

            (f) Financial  Statements.  Seller has furnished the Purchaser  with
(i) a list and valuation of the assets of the Company as of November 15, 1999 and (ii) a balance sheet and income statement of the Company as of November 15, 1999, copies of which are attached hereto as Exhibit B (collectively, the "Financial Statements"). The Financial Statements are complete and accurate and fairly present the assets and liabilities of the Company as of the dates and for the periods therein specified.

            (g) Assets and Business. All assets owned by the Company are listed on Schedule 2.02(g) (the "Assets"). The Company has good and marketable title to the Assets, free and clear of all Encumbrances. The Company is not engaged in any business or activity other than owning the Assets.

            (h) Absence of Liabilities. Except as disclosed on the Financial Statements, the Company does not have nor will have as of the Closing Date any debt, liability, or obligation as of the Closing Date of any nature, accrued, absolute or contingent, due or to become due, liquidated or unliquidated (each "Undisclosed Liability").

            (i) Tax Returns and Payments. All tax returns, federal, state, local, foreign and other, including, without limitation, all federal tax returns and reports for each fiscal year of the Company through the fiscal year ended December 31, 1998 required to be filed by and/or on behalf of the Company in respect of any taxes (including without limitation all foreign, federal, state, county and local income, ad valorem, excise, sales, use transfer and other taxes and assessments) have been filed, and all taxes due and payable thereon, or otherwise due and payable by the Company have been paid. The Company does not have or will not have any liability of unpaid taxes. There are no deficiency assessments against the Company with respect to any foreign, federal, state, local or other taxes. The Seller has heretofore made available to the Purchaser copies of all federal, state, local and foreign tax returns or reports of the Company filed prior to the Closing Date. All tax returns filed by or on behalf of the Company are true, correct and complete. All taxes that the Company is or was required to withhold or collect (including, without limitation payroll taxes) have been duly withheld or collected and paid to the proper governmental authority.

            (j) Contracts. Attached hereto as Schedule 2.02(j) is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound (the "Contracts"). The Contracts are valid, legally binding and enforceable in accordance with their terms and are in full force and effect. Copies of the Contracts have been delivered to the Purchaser.

            (k) Litigation. No claim, action, suit, investigation or other proceeding against the Company is pending or, to the knowledge of any Seller, is threatened before or by any court, administrative or regulatory body, or other governmental authority. No. judgment, order, writ, injunction, decree or award issued by any governmental authority is applicable to the Company.

            (l) Accounts, Powers of Attorney. There are no persons holding a power of attorney on behalf of the Company or otherwise holding the right to act as an agent on behalf of the Company. Schedule 2.02(1) lists the names and addresses of each bank or other financial institution in which the Company has an account, deposit or safe-deposit box, including the number of each such account, deposit and safe-deposit box.

            (m) Insurance. There are no insurance policies maintained by or on behalf of the Company in effect on the Closing Date.

            (n) Accounts Receivable. Schedule 2.02(n) contains a complete and accurate list of all accounts receivable of the Company as of the Closing Date.

            (o) Minute Books. All minute books and ledgers of the Company have been made available to Purchaser for review.

            (p) Employees. Except as set forth on Schedule 2.02(p) of the Company has no employees and no employee benefit plans or pension plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) or any incentive, bonus, option or parachute program or any other type of employee compensation arrangement or program. Neither the Company nor any employee benefit or pension plan previously maintained by the Company has any unsatisfied liability or obligation to any former employee of the Company or in connection with any employee benefit or pension plan or any incentive, bonus, option or parachute program.

            (q) ERISA Affiliates. Except as set forth on Schedule 2.02(q)(i) No employee benefit plan (as defined in Section 3(3) of ERISA) of an ERISA Affiliate (as hereinafter defined) is covered by Title IV of ERISA, (ii) no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) or breach of a fiduciary duty under ERISA has occurred with respect to any plan of an ERISA Affiliate, (iii) no action, suit or proceeding, hearing, or investigation of the assets of any plan of an ERISA Affiliate is pending or threatened, (iv) none of the shareholders, directors or officers of the Company has any knowledge of any basis for any such action, suit, proceeding, hearing or investigation, and (v) there has been no waived or unwaived "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA with respect to any plan of an ERISA Affiliate. "ERISA Affiliate" shall mean an organization (whether or not incorporated) which is under common control, or a member of an affiliated service group, with the Company and, with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

            (r) Permits, Licenses, Etc. No franchise, license, permit, certificate, authorization, right or other approval issued or granted by any governmental authority to or for the benefit of the Company is in existence or effect.

            (s) Officers; Directors. Schedule 2.02(s) contains a complete and correct list of all of the officers and directors of the Company.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Section 3.01 The Purchaser hereby represents and warrants to the seller as follows:

            (a) Existence. The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

            (b) Authorization; No Violation. The execution, delivery and performance by the Purchaser of this Agreement are within the Purchaser's corporate powers and have been duly authorized by all necessary action, and do not contravene in any material respect any requirement of law or contractual obligation of the Purchaser.

            (c) Government Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Purchaser for the due execution, delivery and performance by the Purchaser of this Agreement.

            (d) Enforceable Obligations. This Agreement has been duly executed and delivered on behalf of the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            (e) No Litigation. No claim, action, suit, investigation or other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

            (f) Brokers, Finders. The Purchaser has not retained any person to act on its behalf as a broker or finder in connection with the purchase of the Shares.

            (g) Investment Intent. The Shares are being acquired by the Purchaser for its own account and not with a view to distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser acknowledges that there is no existing public market for the Shares and that no registration statement relating to the Shares has been filed under the Securities Act or any applicable state securities laws, and that the Shares must be held by it for an indefinite period of time unless the Shares are subsequently registered under the Securities Act and state securities laws or unless an exemption from any such applicable registration requirement is available, and the Purchaser acknowledges that there is no assurance or obligation as to any such registration or exemption.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

         Section 4.01 Conditions to Purchaser's Obligations. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Seller in Article II hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date. The Seller shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

            (b) Qualifications. All actions and steps necessary to assure compliance with applicable federal and state securities laws shall have been duly obtained and shall be effective on and as of the Closing, except for such filings as are required or permitted by state or federal securities laws subsequent to the Closing. All other authorizations, approvals or permits of any other Governmental Authority that are required in connection with the lawful issuance and sale of the Shares under this Agreement shall have been duly obtained and effective.

            (c) Incumbency Certificates of the Seller. The Purchaser shall have received a certificate of the Secretary of the Company, certifying the names and signatures of the persons authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of Seller.

Section 4.02 Conditions to Obligations of the Seller. The Seller's obligations to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties of the Purchaser in Article II hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and the Purchaser shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing Date.

            (b) Incumbency Certificate of the Purchaser. The Seller shall have received a certificate of the President of the Purchaser certifying the names and signatures of officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.

                                   ARTICLE V

                               CLOSING DELIVERIES

         Section 5.01 Seller's Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, the Seller shall deliver or cause to be delivered to the Purchaser the following:

            (a) Certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in a form reasonable satisfactory to the Purchaser.

            (b)  Copies  of  all  consents  and  approvals  obtained,   and  all
registrations, qualifications, declarations, filings and notices made, by the Seller pursuant to Section 4.01(b) hereof.

            (c) All records, documents and files of the Company including, without limitation, all minute books, stock records and internal accounting records.

            (d) Resignations of all directors and officers of the Company.

            (e) Balance sheet of the Company as of November 15, 1999.

            (f) Profit and Loss  Statements  of the Company as of  November  15,
1999.

            (g) Such other documents, assignments, instruments of conveyance and certificates as reasonably may be required by the Purchaser to consummate this Agreement and the transactions contemplated hereby.

         Section 5.02 Purchaser's Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, the Purchaser shall deliver to the Seller the Purchase Price in accordance with the instructions of Seller, together with, such other documents as reasonably may be required by the Seller to consummate this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 6.01 Survival of Representations. The parties agree that, notwithstanding any right or ability of the Purchaser fully to investigate the affairs of the Company, any knowledge of facts determined or determinable by the Purchaser pursuant to such investigations or right of or ability to investigate, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement and on the accuracy of any schedule, exhibit, document or certificate annexed hereto or delivered to the Purchaser pursuant hereto. All representations and warranties of the parties contained herein shall survive the Closing until the third anniversary of this Agreement.

         Section 6.02 Indemnification by the Seller.

            (a) Seller shall indemnify and hold harmless the Company, the Purchaser and their respective affiliates and the officer, partners, directors, employees, agents, owners, successors and assigns thereof from any loss, damage, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees and expenses incurred in connection with any action, suit or proceeding against any thereof) incurred or suffered by such party and arising out of or resulting from (i) any breach of any representation warranty contained in Article II of this Agreement, (ii) any Undisclosed Liability of the Company, known or unknown, (iii) any breach of any covenant made by Seller hereunder, or (iv) any lawsuit or other proceeding or claim brought by any third party after the closing against the Company, the Purchaser, or any of their respective officers, partners, directors, employees, agents, owners, successors and assigns with respect to any acts or omissions prior to the Closing, or (v) any federal, state or local tax relating to the Shares.

         Section 6.03 Indemnification by the Purchaser. The Purchaser shall indemnify and hold Seller harmless from any loss, damage, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any action, suit or proceeding brought against Seller incurred or suffered by Seller and arising out of or resulting from any breach of any representation, warranty, or covenant made by the Purchaser hereunder.

         Section 6.04 Time Periods.  The indemnification  obligations under this
Article VI shall continue for three years and shall terminate with the expiration of such period. Any claim or demand against Seller or the Purchaser of which notice has been given pursuant to Section 6.06 at or prior to the expiration of the related period shall continue to be subject to indemnification hereunder notwithstanding the expiration of the related period shall continue to be subject to indemnification hereunder notwithstanding the expiration of such period.

         Section 6.05 Notice Claim. Purchaser, on the one hand, and the Seller, on the other hand, shall promptly notify the other of any claim, suit or demand of which the notifying party has actual knowledge which entitles it to indemnification under this Article VI, provided, however, that the delay or failure of any party required to provide such notification shall not affect the liability of the indemnifying party hereunder except to the extent the indemnifying party is harmed by such delay or failure.

         Section 6.06 Defense. If the liability or claim for which indemnification under this Article VI is sought is asserted by a third party, the indemnifying party shall have, at its election, the right to defend any such matter at its sole cost and expense through counsel chosen by it and reasonably acceptable to the indemnified party (provided that the indemnifying party shall have no such right if it is contesting its liability under this Article VI). If the indemnifying party so undertakes to defend, the indemnifying party shall promptly notify the indemnified party hereto of its intention to do so. The indemnifying party shall not, without the indemnified party's written consent, settle or compromise any claim or consent to any entry of judgment which does not include as an unconditional term thereof a release of the indemnified party.

         Section 6.07 Cooperation and Conflicts. Each party agrees in all cases to cooperate with the indemnifying party and its counsel in the defense of any such liabilities or claims. The indemnifying party and the indemnified party or parties may be represented by the same counsel unless such representation would be inappropriate due to conflicts of interest between them. In addition, the indemnified party or parties shall at all times be entitled to monitor and participate in such defense through the appointment of counsel of its or their own choosing, at its or their own cost and expense.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 [DELIBERATELY LEFT BLANK.]

         Section 7.02 Waiver. Any extension or waiver with respect to any agreement or condition contained herein or the breach thereof shall be valid only if set forth in a separate instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term of condition, of this AGreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

         Section 7.03 Further Assurances. The Seller agrees, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as the Purchaser may reasonably request in order to put the Purchaser in possession of, and to vest in the Purchaser, good and valid title to the Shares free and clear of any Encumbrances in accordance with this Agreement and to otherwise consummate the transactions contemplated by this Agreement.

         Section 7.04 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, oral or written, among the parties hereto with respect to such subject matter. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

         Section 7.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, rule or regulation or public policy, all other terms and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         Section 7.06 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first-class mail, postage prepaid, or sent by reputable overnight courier service addressed (a) if to the Purchaser, at the Purchaser's address set forth in Exhibit C hereto or at such other address as such Purchaser shall have furnished to the Seller by 10 days' notice in writing, with a copy to Graham & James LLP, 885 Third Avenue, New York, New York 10022, Telecopy: (212) 688-2449, Attention: Robert S. Schneider, Esq., or (b) if to any Seller, at the addresses set forth on Exhibit C hereto, or such other address as such Seller shall have furnished to the Purchaser by 10 days' notice in writing.

         Section 7.07 Expenses. All cost and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         Section 7.08 Governing Law; Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of New York without application of principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in any state or federal court located int he State of New York, County of New York, and each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         Section 7.09 Benefit of Agreement; Assignment. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. This Agreement may not be assigned by operation of law or otherwise by either party without the express written consent of the other party (which consent may not be unreasonably withheld).

         Section 7.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

         Section 7.11 Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         Section 7.13 Acquiring Entity. At Purchaser's election, Purchaser may assign its rights to acquire the Shares as provided in this Agreement to a wholly-owned subsidiary of Purchaser, newly-formed for such purpose, in which case, on the Closing Date, Seller shall transfer the Shares to such subsidiary.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and your set forth in the heading hereof.

                                              GLOBAL SOURCES LIMITED, INC.

                                              By: /s/ James J. Strupp
                                                 -------------------------------
                                                 Name: James J. Strupp
                                                 Title: Chairman




                                              SELLER:

                                                 /s/ Neil Ralley
                                                 -------------------------------
                                                 Neil Ralley

                                    EXHIBIT A
                                    ---------

                          FORM OF EMPLOYMENT AGREEMENT
                          ----------------------------

                                   [attached]

                                    EXHIBIT B
                                    ---------

                              FINANCIAL STATEMENTS
                              --------------------

                                   [attached]

                                    EXHIBIT C
                                    ---------

                                NOTICE ADDRESSES
                                ----------------

Neil Ralley
E.P. International Inc.
27 Stocken Road
Vernon, New Jersey 07044
Phone:
Fax:
e-mail:
John Mazuto
Global Sources Limited, Inc.
342 Madison Avenue, Suite 1500
New York, New York 10173
Phone:   212-661-7575
Fax:     212-808-4126
e-mail:  plathold@aol.com

                                 SECTION 2.02(G)
                                 ---------------

                                 LIST OF ASSETS

                                   [attached]

                                 SECTION 2.02(J)
                                 ---------------

                                List of Contracts

                                 SECTION 2.02(L)
                                 ---------------

                             BANK AND OTHER ACCOUNTS

                                 SECTION 2.02(N)
                                 ---------------

                               ACCOUNTS RECEIVABLE

                                 SECTION 2.02(P)
                                 ---------------

                  EMPLOYEES, EMPLOYEE BENEFITS OR PENSION PLANS

                                SCHEDULE 2.02(Q)
                                ----------------

            PROHIBITED TRANSACTIONS, ERISA VIOLATIONS OR CLAIMS, ETC.

                                      NONE

                                SCHEDULE 2.02(S)
                                ----------------

                             OFFICERS AND DIRECTORS